UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 30, 2006

Ormat Technologies, Inc.
(Exact name of registrant as specified in its charter)

Commission File No. 001-32347

Delaware	No. 88-0326081
(State of Incorporation)	(I.R.S. Employer Identification No.)

6225 Neil Road, Suite 300, Reno, Nevada	89511
(Address of principal executive offices)	(Zip code)

(Former name or former address, if changed since last report)

Registrant's telephone number, including area code: (775) 356-9029

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

Signatures

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.    Other Events

On or about December 5, 2005, Ormat Technologies, Inc. (the ‘‘Registrant’’), a company listed on the New York Stock Exchange (‘‘NYSE’’), filed its first Annual Written Affirmation with the NYSE in accordance with Section 303A of the NYSE’s Listed Company Manual, that Annual Written Affirmation was in the prescribed form and contained no qualifications. The Registrant intends to file its 2006 Section 303A Annual Written Affirmation within 30 days of its Stockholders Annual Meeting, which was held on May 9, 2006.

Safe Harbor Statement

Information provided in this report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are ‘‘forward-looking statements’’ as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Registrant’s plans, objectives and expectations for future operations and are based upon management's current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see ‘‘Risk Factors’’ as described in Ormat Technologies, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2006 and the Prospectus Supplement filed with the Securities and Exchange Commission on April 5, 2006.

These forward-looking statements are made only as of the date hereof, and the
Registrant undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC. (Registrant)

By:	/s/ Yehudit Bronicki Yehudit Bronicki Chief Executive Officer

Date: May 30, 2006